OPTION AGREEMENT FOR PURCHASE OF PATENT RIGHTS

This Agreement is made as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), by and between Daniel D. Correa, and Lorenzo Correa ("Party A") and Glohab, Inc. (Party B) ("COMPANY").

RECITALS:

A. WHEREAS, Party A is the owner of certain PATENT RIGHTS (as later defined herein) relating to Patent US 7,305,803 B2, Dec.11, 2007, and has the right to grant licenses under said PATEN TRIGHTS;

B. WHEREAS, COMPANY desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder; and

C. WHEREAS, COMPANY desires a period of time in which to internally evaluate the PATENT RIGHTS, potential products and markets therefore, and in which to elect to negotiate a license.

D. NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1. Definition of PATENT RIGHTS

"PATENT RIGHTS" means the United States and foreign patents, patent applications, and provisional applications set forth on Appendix A.

2. Grant of Option Right

Party A hereby grants COMPANY an option to negotiate a worldwide, royalty-bearing, Limited term exclusive license under the PATENT. COMPANY may exercise the Option Right Upon written notice to Party A within two years months after The EFFECTIVE DATE (the "Option Period"). If COMPANY does not elect to exercise the Option Right, or fails to exercise the Option Right during the Option Period, Party A shall be free to license its rights under the relevant PATENT RIGHTS to any third party and this Agreement shall terminate. If COMPANY does elect to exercise the Option Right, Party A and COMPANY shall negotiate in good faith a license agreement containing commercially reasonable terms and conditions. If Party A and COMPANY are unable to reach agreement within ninety (90) days after COMPANY has exercised the Option Right, this Agreement shall terminate. Thereafter, Party A may offer its

rights in the PATENT RIGHTS to any third parties.

3. Limited License

Option Agreement for Purchase of Patent Rights

1. Party A hereby grants COMPANY an internal use license during the Option Period to practice the PATENT RIGHTS solely for the purpose of COMPANY's internal evaluation of the PATENT RIGHTS in furtherance of this Agreement. During the Option Period, COMPANY Shall use commercially reasonable efforts to evaluate the PATENT RIGHTS with a view toward creating a commercial product or process that will be covered by the PATENT RIGHTS.

4. Option Fee

In consideration of the rights granted COMPANY under this Agreement, COMPANY shall pay To Party A a nonrefundable option fee of $500.00 (five hundred dollars) on the EFFECTIVE DATE.

5. Payment of Patent Expenses

Within 5 days after Party A invoices COMPANY, COMPANY shall reimburse Party A for all patent-related expenses (including attorneys' fees) incurred by Party A during the term of this Agreement in connection with obtaining or maintaining the PATENT RIGHTS.

During the Option Period, Party A will notify COMPANY I Party in writing of any pending action on the U.S. patent applications corresponding to the PATENT RIGHTS that may result in such patent-related expenses exceeding $500. Should COMPANY refuse to pay for such action, and if such action is necessary to retain U.S. patent rights, this agreement will terminate immediately.

During the Option Period, COMPANY may elect to have Party A file foreign patent applications corresponding to the PATENT RIGHTS in such countries as COMPANY may select by written notice on or before the expiration of this agreement, and such foreign filings shall be added to Appendix A and shall be included in the definition of PATENT RIGHTS. COMPANY shall reimburse Party A for all patent-related expenses (including attorneys' fees) incurred by Party A during the term of this Agreement in connection with obtaining or maintaining such foreign PATENT RIGHTS.

6. Extension of Option Period

COMPANY shall have the right to extend the Option Period for an additional six (6) month period by giving Party A written notice of such extension one month prior to the expiration of the Option Period. If COMPANY elects to extend the Option Period, then an option fee of $500,00 (five hundred dollars) shall be due and payable to Party A at the time written notice of such extension is provided to Party A.

7. Survival.

Sections 4, 5, 6 (to the extent payments are due), 7, and 9 shall survive the expiration or termination of this Agreement.

8. Termination for Default

In the event COMPANY commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving written notice thereof, Party A may terminate this Agreement immediately upon written notice to COMPANY.

9. Termination by COMPANY

COMPANY shall have the right to terminate this Agreement, for any reason upon at least 30 days prior written notice to Party A, such notice to state the date at least 30 days in the future upon which termination is to be effective, and (ii) uponpayment of all amounts due to Party A through such termination effective date.

COMPANY shall not be responsible for patent-related expenses (including attorneys' fees) incurred by Party A in connection with obtaining or maintaining PATENT RIGHTS after such terminate date.

10. Miscellaneous.

10.1 Representations, Warranties and Damages Disclaimers.

EXCEPT AS EXPRESSLY STATED HEREIN, PARTY A MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND TANGIBLE PROPERTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHERISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR

NOT DISCOVERABLE. NOTWITHSTANDING THE FOREGOING, PARTY A HEREBY REPRESENTS TO THE COMPANY THAT IT HAS THE FULL RIGHT POWER, CAPACITY AND AUTHORITY TO LICENSE AND DELIVER THE PATENT RIGHTS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

IN NO EVENT SHALL PARTY A, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIALDAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER PARTY A SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.2 Assignment

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY, without the prior written consent of Party A; provided, however, COMPANY may assign this Agreement, with written notice to Party A, in connection with a merger, consolidation or sale of all or substantially all of the assets of COMPANY, so long as the assignee shall agree in writing to be bound by all the terms and conditions hereof prior to such assignment. Failure of such assignee to so agree shall be grounds for termination by Party A.

12.3 Governing Law.

This Agreement, and any disputes arising in connection herewith, shall be governed by and construed in accordance with the laws of California, irrespective of any conflicts of law principles.

12.4 Entire Agreement.

This Agreement and the Material Transfer Agreement constitute the entire agreement between The parties with respect to the subject matter herein and supersedes all prior agreements or understanding between the parties relating to such subject matter.

=

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representative.

THE EFFECTIVE DATE OF THIS AGREEMENT IS January 28, 2022.

Party A:

By: Daniel D. Correa by Power of Attorney for Lorenzo Correa

By: Daniel D. Correa

Party B

By: Tabitha U. Correa
Glohab, Inc./ Treasurer
Tabitha U. Correa

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of San Diego)

On Jan 28, 2022 before me, **JASLIN IRISH, Notary Public**, personally appeared Daniel D. Correa & Tabitha U. Correa, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______ (Seal)

JASLIN IRISH
COMM. # 2367237
NOTARY PUBLIC-CALIFORNIA
SAN DIEGO COUNTY
MY COMM. EXP. JULY 22, 2025

APPENDIX A

LIST OF PATENT RIGHTS

Patent: US 7,305,803 B2